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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-57046, 2-85628, 33-15102, 33-87662, 33-87664, and 333-17513;
Form S-3 No. 333-63777, 333-63773, 333-65125, 333-40716, 333-66350 and
333-71086) of Peregrine Pharmaceuticals, Inc. of our report dated June 21, 2002 (except for Note 14, as to which the date is August 13, 2002 and Note 1, as to which the date is March 19, 2003) with respect to the consolidated financial statements and schedule of Peregrine Pharmaceuticals, Inc. included in the Annual Report (Form 10-K/A Amendment No. 2) for the year ended April 30, 2002.


                                        /s/ ERNST & YOUNG LLP


Orange County, California
March 19, 2003